EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Specific Stock Options Plan for the Subscription of Shares to be Issued, dated August 25, 2004 for the registration of 550,000 ordinary shares of SCOR of our report dated June 29, 2004 with respect to the consolidated financial statements and schedules of SCOR included in its Annual Report (Form 20-F/A) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                                    Ernst & Young Audit

                                                    Represented by Alain Vincent

Paris, France
January 21, 2005